     As filed with the Securities and Exchange Commission on July 16, 1997

                                                Registration No. 333-___________
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  ------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                  ------------

                   INTERNATIONAL REMOTE IMAGING SYSTEMS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                                    DELAWARE
         (State or Other Jurisdiction of Incorporation or Organization)

                                   94-2579751
                      (I.R.S. Employer Identification No.)

                 9162 ETON AVENUE, CHATSWORTH, CALIFORNIA 91311
               (Address of Principal Executive Offices) (Zip Code)

                       KEY EMPLOYEE STOCK PURCHASE PROGRAM
                            (Full Title of the Plan)

                               MARTIN S. McDERMUT
                   INTERNATIONAL REMOTE IMAGING SYSTEMS, INC.
                                9162 ETON AVENUE
                          CHATSWORTH, CALIFORNIA 91311
                     (Name and Address of Agent For Service)

                                 (818) 709-1244
          Telephone Number, Including Area Code, of Agent For Service.
                                    Copy to:
                           DANIEL G. CHRISTOPHER, ESQ.
                               IRELL & MANELLA LLP
                       1800 AVENUE OF THE STARS, SUITE 900
                          LOS ANGELES, CALIFORNIA 90067
                                 (310) 277-1010




                                              CALCULATION OF REGISTRATION FEE
===========================================================================================================
                                                               Proposed      Proposed
              Title Of                                          Maximum       Maximum
             Securities                         Amount         Offering      Aggregate         Amount Of
               To Be                            To Be          Price Per     Offering         Registration
             Registered                       Registered       Share(1)        Price              Fee
-----------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value                   100,000          $4.3125       $431,250          $131
===========================================================================================================

(1) The offering price is to be computed pursuant to Rule 457(h) and Rule 457(c). As such, the offering price is the average of the bid and the asked price as of July 11, 1997.

                                EXPLANATORY NOTE

         This registration statement relating to the registration of additional securities of the same class as other securities for which a registration statement filed on this form relating to an employee benefit plan is effective is filed pursuant to Form S-8, General Instruction E.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents heretofore filed by the Company under the Exchange Act with the Commission are incorporated herein by reference: (1) the Company's Registration Statement on Form S-8 (File No.333-19265), as filed with the Securities and Exchange Commission on January 3, 1997; (2) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996; (3) the description of the Company's Common Stock set forth in the Company's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on June 22, 1993; and (4) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997.

         In addition, all documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

         Any statement incorporated herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on the 15th day of July 1997.


                                      INTERNATIONAL REMOTE IMAGING SYSTEMS, INC.



                                      By: /s/ Fred H. Deindoerfer
                                          ------------------------------------
                                          Fred H. Deindoerfer
                                          Chairman and Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Fred H. Deindoerfer and Martin S. McDermut, jointly and severally, as his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments and post-effective amendments to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                   Title                                           Date
---------                                   -----                                           ----


/s/ Fred H. Deindoerfer
----------------------------------------    Chairman of the Board of Directors,             July 15, 1997
Fred H. Deindoerfer                         President, and Chief Executive Officer


/s/ Martin S. McDermut
----------------------------------------    Vice President, Finance and                     July 15, 1997
Martin S. McDermut                          Administration, Chief Financial Officer


/s/ Donald E. Horacek
----------------------------------------    Controller and Principal                        July 15, 1997
Donald E. Horacek                           Accounting Officer


/s/ John A. O'Malley
----------------------------------------    Director                                        July 15, 1997
John A. O'Malley


/s/ Steven M. Besbeck
----------------------------------------    Director                                        July 15, 1997
Steven M. Besbeck


/s/ Thomas F. Kelley
----------------------------------------    Director, Vice President and General            July 15, 1997
Thomas F. Kelley                            Manager, StatSpin Division

                                  EXHIBIT INDEX


EXHIBIT
NUMBER            DESCRIPTION
-------           -----------
4.1               Specimen of Common Stock Certificate*
4.2               Key Employee Stock Purchase Program*
5.1               Legal Opinion of Irell & Manella LLP
23.1              Consent of Irell & Manella LLP (included in legal opinion filed as Exhibit 5.1)
23.2              Consent of Coopers & Lybrand L.L.P.
23.4              Consent of KPMG Peat Marwick LLP

---------------

* Incorporated by reference to the Company's Registration Statement on Form S-8, as filed with the Securities and Exchange Commission on January 3, 1997 (File No. 333-19265).